Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 15, 2025, relating to the consolidated financial statements of Beeline Holdings, Inc., appearing in the Annual Report on Form 10-K of Beeline Holdings, Inc. as of December 31, 2024 and for the year ended December 31, 2024. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 21, 2025